[LETTERHEAD OF WEINICK SANDERS LEVENTHAL & CO., LLP]
                          CERTIFIED PUBLIC ACCOUNTANTS

                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP
                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

We consent to the use in the Registration Statement of Atec Group, Inc. on Form S-3 under the Securities Act of 1933 of our report dated August 18, 2000, except for Note 13, as to which the date is September 18, 2000 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                        /s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York
June 29, 2001